Exhibit 99.1

Constant Contact Announces Third Quarter 2014 Financial Results

Revenue of $83.5 million increased 16% year-over-year

Adjusted EBITDA of $18.1 million increased 24% year-over-year

WALTHAM, MA – October 23, 2014 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than 600,000 small organizations create and grow customer relationships through a suite of online marketing tools, today announced its financial results for the third quarter ended September 30, 2014.

“We delivered another strong quarter, punctuated by accelerating revenue growth, expanding profitability and an increase in customer additions,” said Gail Goodman, chief executive officer of Constant Contact. “We are on track to deliver on our goal of sustained long term revenue growth greater than 20% and expanding profitability margins greater than 20%.”

“Our focus remains on the Constant Contact Toolkit™. We continue to refine, test and iterate Toolkit and we are making progress establishing it as the platform for small business marketing that best meets the needs of our varied customers,” continued Goodman. “We believe an all-in-one marketing platform will differentiate us in the small business marketplace, while providing meaningful long-term growth opportunities.”

Third Quarter 2014 Financial Metrics

•	Revenue was $83.5 million, an increase of 15.9% compared to revenue of $72.0 million for the comparable period in 2013.

•	Gross margin was 72.2%, compared to 71.6% for the comparable period in 2013.

•	Adjusted EBITDA was $18.1 million, a 23.6% increase compared to adjusted EBITDA of $14.7 million for the comparable period in 2013. Adjusted EBITDA margin was 21.7%, compared to 20.4% for the comparable period in 2013.

•	GAAP net income was $5.2 million, or $0.16 per diluted share, compared to GAAP net income of $3.3 million, or $0.11 per diluted share, for the comparable period in 2013.

•	Non-GAAP net income was $11.8 million, or $0.36 per diluted share, compared to non-GAAP net income of $8.9 million, or $0.28 per diluted share, for the comparable period in 2013.

•	Cash flow from operations was $18.4 million, compared to $13.7 million for the comparable period in 2013.

•	Capital expenditures were $7.0 million, compared to $4.4 million for the comparable period in 2013.

•	Free cash flow was $11.4 million, compared to $9.2 million for the comparable period in 2013.

•	The company had $154 million in cash, cash equivalents and marketable securities at September 30, 2014, compared to $140 million at June 30, 2014.

Third Quarter 2014 Operating Metrics

•	Added 50,000 gross new unique customers in the third quarter, compared to 50,000 in the second quarter of 2014 and 45,000 in the third quarter of 2013. (*)

•	Ended the third quarter with 625,000 unique customers, an increase from 615,000 unique customers at the end of the second quarter of 2014 and 585,000 unique customers at the end of the third quarter of 2013. (*)

•	Average monthly revenue per unique customer (ARPU) in the third quarter was $44.89, up from $44.40 in the second quarter of 2014 and up from $41.40 in the third quarter of 2013.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the third quarter.

(*)	Unique customers are rounded to the nearest 5,000. We define unique customers as customers of all of our products and services, inclusive of both subscription and transaction-based products. Transactional customers are included in the customer count for the period if they transacted within the prior 12-month period. A customer of multiple products and services is counted as one unique customer.

Other Recent Highlights

•	Launched the latest wave of television advertising with a new Toolkit-focused advertising campaign. The three 15 second spots and one 30 second spot began airing nationally as part of the fall wave of advertising, targeting small businesses as they begin to ramp up their marketing efforts in advance of their busy holiday season. All four television commercials can be viewed by visiting: http://conta.cc/tv.

•	Announced the expansion of the Constant Contact local education program in terms of both territory and staffing, as part of the company’s continued commitment to educating small businesses. The growth and expansion of the Constant Contact local education program is in response to continued demand for marketing education in local communities.

•	Hosted OneCon, the second annual gathering of Constant Contact solution providers and authorized local experts. More than 200 attendees participated in this two-day educational event focused on helping partners grow their business with Constant Contact’s products and services. For more information please visit: http://www.onecon.com/2014, http://conta.cc/OneConRecap or #OneCon2014.

•	Added Steve Shipley as a vice president of customer support. Steve joins Constant Contact with a wealth of customer support experience, leading customer support organizations at Monster Worldwide, The Home Shopping Network and Expedia. Steve will be leading teams responsible for ensuring that Constant Contact’s more than 625,000 customers have exceptional experiences with the company’s free, unlimited phone and online support and are empowered to be successful with Constant Contact’s products and services.

•	Under the company’s previously announced $30 million stock repurchase program, the company repurchased 246,700 shares of common stock in the third quarter for approximately $7.4 million at an average purchase price of approximately $29.84 per share.

“Third quarter results continued our two-year track record of delivering consistently good results. Accelerating revenue growth and expanding margins have been the hallmark of this year, and in the quarter, revenue growth, margins and free cash flow all showed meaningful gains,” said Harpreet Grewal, chief financial officer of Constant Contact. “Our preliminary expectations for 2015 show an acceleration of revenue growth for the second consecutive year while meaningfully expanding margins.”

Business Outlook

Based on information available as of October 23, 2014, Constant Contact is issuing guidance for the fourth quarter and full year 2014 and full year 2015 as follows:

Fourth Quarter 2014:

Current Guidance (10/23/2014)
Total revenue	$87.4 m - $87.8 m
Adjusted EBITDA margin	20.5% - 20.9%
Adjusted EBITDA	$17.9 m - $18.4 m
Stock-based compensation expense	$4.3 m
GAAP net income	$4.0 m - $4.3 m
GAAP net income per share	$0.12 - $0.13
Non-GAAP net income per share*	$0.30 - $0.32
Diluted weighted average shares outstanding	32.9 m

Full Year 2014:

	Prior Guidance (7/24/2014)	Current Guidance (10/23/2014)
Total revenue	~$331 m	$331.0 - 331.4 m
Adjusted EBITDA margin	~18.2%	18.2% - 18.3%
Adjusted EBITDA	~$60 m	$60.3 m - $60.8m
Stock-based compensation expense	~$16.5 m	$16.4 m
GAAP net income	~$11.4 m	$12.1 m - $12.4 m
GAAP net income per share	~$0.35	$0.37 - $0.38
Non-GAAP net income per share*	~$1.02	$1.04 - $1.05
Diluted weighted average shares outstanding	32.7 m	32.7 m
Full Year Estimated effective tax rate	40%	~40%
Full Year Estimated cash tax rate	10%	~10%

*	Non-GAAP net income per share calculated using an estimated cash tax rate (10%).

Preliminary 2015 Expectations:

Total revenue	~17% annual revenue growth
Adjusted EBITDA margin	~150 basis points of annual Adjusted EBITDA margin expansion

Non-GAAP Financial Measures and Other Financial Information

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation, and litigation contingency accruals. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income before the non-cash portion of income taxes, stock-based compensation expense, and litigation contingency accruals. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, adjusted EBITDA margin and non-GAAP net income is that these non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents these non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact third quarter 2014 financial results conference call
When:	Thursday, October 23, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international

Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 14263137

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact helps small businesses do more business. We have been revolutionizing the success formula for small businesses, nonprofits, and associations since 1998, and today work with more than 600,000 customers worldwide. The company offers the only all-in-one online marketing platform that helps small businesses drive repeat business and find new customers. It features multi-channel marketing campaigns (newsletters/announcements, offers/promotions, online listings, events/registration, and feedback) combined with shared content, contacts, and reporting; free award-winning coaching and product support; and integrations with critical business tools – all from a single login. The company’s extensive network of educators, consultants/resellers, technology providers, franchises, and national associations offer further support to help small organizations succeed and grow. Through its Innovation Loft, Constant Contact is fueling the next generation of small business technology.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s ability to deliver sustained revenue growth of greater than 20% and expanding profitability margins greater than 20%, accelerating revenue growth, meaningfully expanding margins, the company’s Toolkit offering, the company’s long-term growth opportunity, the company’s stock repurchase program and the financial guidance for the fourth quarter of 2014, the full year 2014 and full year 2015. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “suggest,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, the success of Constant Contact Toolkit, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new offerings or enhancements to existing products and integrate its products in an effective manner, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$83,494	$72,039	$243,624	$210,452
Cost of revenue	23,223	20,478	67,050	60,964

Gross profit	60,271	51,561	176,574	149,488

Operating expenses:
Research and development	13,417	12,133	39,341	34,400
Sales and marketing	28,406	24,608	94,319	83,214
General and administrative	10,365	9,312	30,671	29,077

Total operating expenses	52,188	46,053	164,331	146,691

Income from operations	8,083	5,508	12,243	2,797

Interest income and other income (expense), net	339	133	387	116

Income before income taxes	8,422	5,641	12,630	2,913

Income tax expense	(3,224)	(2,321)	(4,563)	(215)

Net income	$5,198	$3,320	$8,067	$2,698

Net income per share:
Basic	$0.16	$0.11	$0.26	$0.09
Diluted	$0.16	$0.11	$0.25	$0.09

Weighted average shares outstanding used in computing per share amounts:
Basic	31,893	30,696	31,557	30,672
Diluted	33,180	31,324	32,750	31,140

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income	$5,198	$3,320	$8,067	$2,698

Income tax expense	3,224	2,321	4,563	215
Interest income and other (income) expense, net	(339)	(133)	(387)	(116)
Depreciation and amortization	6,234	5,687	18,041	16,438
Stock-based compensation expense	3,810	3,473	12,134	11,144
Litigation contingency accrual	—	—	—	820

Adjusted EBITDA	$18,127	$14,668	$42,418	$31,199

Divide by:
Revenue	$83,494	$72,039	$243,624	$210,452

Adjusted EBITDA margin	21.7%	20.4%	17.4%	14.8%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income	$5,198	$3,320	$8,067	$2,698

Non-cash portion of income tax expense (benefit)	2,773	2,071	3,896	(535)
Stock-based compensation expense	3,810	3,473	12,134	11,144
Litigation contingency accrual	—	—	—	820

Non-GAAP net income	$11,781	$8,864	$24,097	$14,127

Non-GAAP net income per share: diluted	$0.36	$0.28	$0.74	$0.45

Weighted average shares outstanding used in computing per share amounts	33,180	31,324	32,750	31,140

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net cash provided by operating activities	$18,347	$13,665	$41,307	$30,095

Subtract:
Acquisition of property and equipment	6,958	4,445	21,013	14,134

Free cash flow	$11,389	$9,220	$20,294	$15,961

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2014	2013

Cash flows from operating activities
Net income	$8,067	$2,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,041	16,438
Amortization of premiums on investments	187	146
Stock-based compensation expense	12,134	11,144
Provision for (recovery of) bad debts	(7)	13
Gain on sales of marketable securities	(1)	—
Deferred income taxes	(512)	222
Income tax benefit from the exercise of stock options	(1,666)	(34)
Taxes paid related to net share settlement of restricted stock units	(2,341)	(1,128)
Loss on sublease	259	—
Change in operating assets & liabilities:
Accounts receivable	49	(71)
Prepaid expenses and other current assets	(527)	(1,695)
Other assets	54	269
Accounts payable	(250)	(4,607)
Accrued expenses	4,287	4,689
Deferred revenue	2,542	2,025
Other long-term liabilities	991	(14)

Net cash provided by operating activities	41,307	30,095

Cash flows from investing activities
Purchases of marketable securities	(27,276)	(15,834)
Proceeds from maturities of marketable securities	14,665	11,534
Proceeds from sales of marketable securities	633	4,000
Increase in restricted cash	—	(550)
Acquisition of property and equipment	(21,013)	(14,134)

Net cash used in investing activities	(32,991)	(14,984)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to the exercise of stock options	16,016	2,461
Income tax benefit from the exercise of stock options	1,666	28
Proceeds from issuance of common stock pursuant to employee stock purchase plan	831	484
Repurchase of common stock	(7,360)	(4,529)

Net cash provided by (used in) financing activities	11,153	(1,556)

Effects of exchange rates on cash	(4)	1

Net increase in cash and cash equivalents	19,465	13,556
Cash and cash equivalents, beginning of period	82,478	67,775

Cash and cash equivalents, end of period	$101,943	$81,331

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	$148	$351

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	September 30, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$101,943	$82,478
Marketable securities	52,515	40,723
Accounts receivable, net	138	180
Prepaid expenses and other current assets	10,213	9,175

Total current assets	164,809	132,556

Property and equipment, net	44,022	39,238
Restricted cash	1,300	1,300
Goodwill	95,505	95,505
Acquired intangible assets, net	2,691	4,355
Deferred tax assets	10,088	9,574
Other assets	2,291	2,345

Total assets	$320,706	$284,873

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,533	$6,783
Accrued expenses	14,384	10,903
Deferred revenue	37,798	35,256

Total current liabilities	58,715	52,942

Other long-term liabilities	3,251	2,060

Total liabilities	61,966	55,002

Stockholders’ Equity
Common stock	319	312
Additional paid-in capital	250,254	229,457
Accumulated other comprehensive income	12	14
Retained earnings	8,155	88

Total stockholders’ equity	258,740	229,871

Total liabilities and stockholders’ equity	$320,706	$284,873